SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2004

World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27639	04-2693383

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 East Main Street, Stamford, CT 06902

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

Item 5.      Other Events

     On April 27, 2004, World Wrestling Entertainment, Inc. issued a press release announcing that the Company’s board of directors declared a quarterly dividend of $0.06 per share on all Class A and Class B common shares. The dividend, to be paid on July 8, 2004 to shareholders of record on June 28, 2004, represents an increase from the $0.04 per share quarterly dividend paid with respect to the first three quarters of the Company’s current fiscal year. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 7.      Financial Statements and Exhibits.

            (a) Not applicable.

            (b) Not applicable.

            (c) Exhibits

                  99.1      Press Release dated April 27, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.
	By:	/s/ Philip B. Livingston Philip B. Livingston Chief Financial Officer
Dated: April 27, 2004